SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):      December 3, 2004

USA Mobility, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51027	16-1694797

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6677 Richmond Highway, Alexandria, Virginia		22306

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (703) 718-6600

ITEM 8.01 OTHER EVENTS

     On December 3, 2004, USA Mobility, Inc. issued a press release announcing that all of the former stockholders of Metrocall Holdings, Inc., a wholly-owned subsidiary of USA Mobility, who had previously demanded and not withdrawn requests for appraisal of their Metrocall shares in connection with the recently completed merger of Metrocall and Arch Wireless, Inc., have withdrawn their requests for appraisal. The press release is included as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Exhibits.

Exhibit Number	Description

99.1	Press Release Dated December 3, 2004

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA MOBILITY, INC.

By:	/s/George Z. Moratis

Name:	George Z. Moratis
Title:	Senior Vice President — Finance
and Treasurer

Dated: December 3, 2004

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Exhibit List

Exhibit Number	Description

99.1	Press Release Dated December 3, 2004

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